UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 19, 2014

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

Following the resignation of Nelson Peltz from the Board of Directors of Legg Mason, Inc. (the “Company”), Trian Fund Management, L.P. (together with certain affiliates, associates, investment vehicles and funds, “Trian”) informed the Board of Directors of the Company that because Trian believed the Company’s shares were undervalued, it was interested in potentially acquiring additional shares of Company common stock but did not want to become subject to potential restrictions arising from such purchases under the Maryland Control Share Acquisition Act or the Maryland Business Combination Act. Following discussions with Trian, on December 19, 2014, the Board approved additional future purchases of Company common stock by Trian thereby extending certain existing waivers of the applicability to Trian of the Maryland Business Combination Act and Maryland Control Share Acquisition Act as long as the purchases do not result in Trian owning more than 13% of the outstanding Company common stock, although Trian’s percentage ownership may exceed 13% as a result of subsequent share repurchases and other similar activity by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: December 19, 2014	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

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